Exhibit 99.1

Jarden Corporation
Rachel Wilson
914-967-9400

Investor Relations: Allison Malkin
ICR, Inc.
203-682-8225

Press: Liz Cohen
Weber Shandwick
212-445-8044

FOR IMMEDIATE RELEASE

JARDEN REPORTS FOURTH QUARTER AND 2014 FULL YEAR RESULTS

Record Fourth Quarter Net Sales of $2.44 Billion

Record Fourth Quarter Organic Net Sales Growth of 11.4%

Record Fourth Quarter Segment Earnings of $411 Million and Margin of 16.8%

Fourth Quarter Adjusted Diluted Earnings per Share Increases 32% to $1.15

Miami, FL, February 12, 2015 — Jarden Corporation (NYSE: JAH) today reported its financial results for the fourth quarter and year ended December 31, 2014.

For the quarter ended December 31, 2014:

•	Organic net sales grew 11.4% or $252 million;

•	Reported net sales grew 10.0% or $222 million to $2.44 billion, compared to $2.22 billion for the same period in 2013;

•	Reported gross margin was 34.6% compared to 28.6% for the same period in 2013;

•	Net income was $78.1 million, compared to $37.0 million for the same period in 2013;

•	Earnings per share was $0.41 per diluted share, compared to $0.19 per diluted share for the same period in 2013;

•	Adjusted gross margin was 34.5% compared to 33.0% for the same period in 2013;

•	Adjusted net income was $220 million, compared to $167 million for the same period in 2013; and

•	Adjusted earnings per share was $1.15 per diluted share, compared to $0.87 per diluted share for the same period in 2013.

For the year ended December 31, 2014:

•	Organic net sales grew 5.8% or $430 million;

•	Reported net sales grew 12.7% or $931 million to $8.29 billion, compared to $7.36 billion for the same period in 2013;

•	Reported gross margin was 31.8% compared to 28.7% for the same period in 2013;

•	Net income was $243 million, compared to net income of $204 million for the same period in 2013;

•	Earnings per share was $1.28 per diluted share, compared to $1.18 per diluted share for the same period in 2013;

•	Adjusted gross margin was 32.2% compared to 30.3% for the same period in 2013;

•	Adjusted net income was $512 million, compared to $413 million for the same period in 2013; and

•	Adjusted earnings per share was $2.70 per diluted share, compared to $2.39 per diluted share for the same period in 2013.

“The fourth quarter marked a great end to a strong year of growth,” said Martin E. Franklin, Executive Chairman. “We are pleased to have met or exceeded expectations over the past 13 years. We remain as focused as ever on meeting the needs of our customers with value-added products and compelling, trusted brands. Our management team and dedicated employees are committed to driving our performance and to delivering our long-term goals. Jarden once again was the top performing stock as compared to Household and Personal Care peers in the S&P 500 Consumer Staples Index for 2014 on a one-, five-, and ten-year basis. We are proud of our track record and look forward to continuing our positive performance in 2015 and beyond.”

James E. Lillie, Chief Executive Officer commented, “Our results reflect broad-based portfolio strength and disciplined execution. New records were set both in the fourth quarter and full year 2014 across many metrics, such as revenues, gross margins on a reported as well as on an as adjusted basis, segment earnings, and adjusted diluted earnings per share. Our results from 2014 mark a solid start to achieving our long-term financial goals. We have entered the year with positive momentum and are focused on achieving our 2015 guidance.”

All earnings per share and shares outstanding amounts have been adjusted to reflect the effects of the 3-for-2 splits of the Company’s outstanding shares of common stock that occurred during the fourth quarter of 2014 and during the first quarter of 2013.

Please see the schedule accompanying this release for a reconciliation of non-GAAP organic net sales growth, adjusted gross margins, segment earnings, adjusted net income and adjusted basic and diluted earnings per share to the comparable GAAP measures.

The Company will be hosting a conference call at 8:30 a.m. (EST) today, February 12, 2015, to further discuss its fourth quarter and full year results. To listen to the call by telephone, please dial 800-344-6698 (domestic) or 785-830-7979 (international) and provide passcode: 8716011. The call will be simultaneously webcast at www.jarden.com. Supplemental information can be found in the For Investors section of the Company’s website. A replay of the call and webcast will be available for three weeks shortly after completion of the live call. To access the replay, call 888-203-1112 (domestic) or 719-457-0820 (international) and provide passcode: 8716011 or visit www.jarden.com.

Jarden Corporation is a leading provider of a diverse range of consumer products with a portfolio of over 120 trusted, quality brands sold globally. Jarden operates in three primary business segments through a number of well recognized brands, including: Branded Consumables: Ball®, Bee®, Bernardin®, Bicycle®, Billy Boy®, Crawford®, Diamond®, Dicon®, Fiona®, First Alert®, First Essentials®, Hoyle®, Kerr®, Lehigh®, Lifoam®, Lillo®, Loew-Cornell®, Mapa®, NUK®, Pine Mountain®, ProPak®, Quickie®, Spontex®, Tigex® and Yankee Candle®; Consumer Solutions: Bionaire®, Breville®, Crock-Pot®, FoodSaver®, Health o meter®, Holmes®, Mr. Coffee®, Oster®, Patton®, Rival®, Seal-a-Meal®, Sunbeam®, VillaWare® and White Mountain®; and Outdoor Solutions: Abu Garcia®, AeroBed®, Berkley®, Campingaz® and Coleman®, ExOfficio®, Fenwick®, Greys®, Gulp!®, Hardy®, Invicta®, K2®, Madshus®, Marker®, Marmot®, Mitchell®, PENN®, Rawlings®, Ride®, Sevylor®, Shakespeare®, Stearns®, Stren®, Trilene®, Völkl®, Worth® and Zoot®. Headquartered in Florida, Jarden ranks #356 on the Fortune 500 and has over 30,000 employees worldwide. For further information about Jarden, please visit www.jarden.com.

Note: This news release contains “forward-looking statements” within the meaning of the federal securities laws and is intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995, including statements regarding the Company’s earnings per share and adjusted diluted earnings per share, expected or estimated revenue, meeting financial goals, segment earnings, net interest expense, income tax provision, cash flow from operations, restructuring costs and other non-cash charges, the outlook for the Company’s markets and the demand for its products, consistent profitable growth, free cash flow, future revenues and gross, operating and EBITDA margin improvement requirement and expansion, organic net sales growth, performance trends, bank leverage ratio, the success of new product introductions, growth in costs and expenses, the impact of commodities, currencies and transportation costs and the Company’s ability to manage its risk in these areas, repurchase of shares of common stock from time to time under the Company’s stock repurchase program, our ability to raise new debt, and the impact of acquisitions, divestitures, restructurings, and other unusual items, including the Company’s ability to integrate and obtain the anticipated results and synergies from its consummated acquisitions. These projections and statements are based on management’s estimates and assumptions with respect to future events and financial performance and are believed to be reasonable, though are inherently uncertain and difficult to predict. Actual results could differ materially from those projected as a result of certain factors. A discussion of factors that could cause results to vary is included in the Company’s periodic and other reports filed with the Securities and Exchange Commission.

JARDEN CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

(in millions, except earnings per share)

	Quarters ended
	December 31, 2014			December 31, 2013
	As Reported (GAAP) (2)	Adjustments (1)(4)	Adjusted (Non-GAAP) (1)(2)(4)	As Reported (GAAP) (2)	Adjustments (1)(4)	Adjusted (Non-GAAP) (1)(2)(4)

Net sales	$2,438.0	$—	$2,438.0	$2,215.6	$—	$2,215.6

Cost of sales	1,594.8	2.2	1,597.0	1,581.1	(97.7)	1,483.4

Gross profit	843.2	(2.2)	841.0	634.5	97.7	732.2
Selling, general and administrative expenses	656.8	(185.0)	471.8	474.4	(38.9)	435.5
Restructuring costs, net	4.6	(4.6)	—	17.6	(17.6)	—
Impairment of goodwill, intangibles and other assets	25.4	(25.4)	—	—	—	—

Operating earnings	156.4	212.8	369.2	142.5	154.2	296.7
Interest expense, net	50.7	(9.4)	41.3	52.1	(4.9)	47.2
Loss on early extinguishment of debt	2.3	(2.3)	—	—	—	—

Income before taxes	103.4	224.5	327.9	90.4	159.1	249.5
Income tax provision	25.3	82.9	108.2	53.4	28.9	82.3

Net income	$78.1	$141.6	$219.7	$37.0	$130.2	$167.2

Earnings per share:
Basic	$0.42		$1.19	$0.20		$0.89
Diluted	$0.41		$1.15	$0.19		$0.87

Weighted average shares outstanding:
Basic	184.6		184.6	187.0		187.0
Diluted	190.7		190.7	191.7		191.7

See Notes to Earnings Release attached

JARDEN CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

(in millions, except earnings per share)

	Years ended
	December 31, 2014			December 31, 2013
	As Reported (GAAP) (2)	Adjustments (1)(4)	Adjusted (Non-GAAP) (1)(2)(4)	As Reported (GAAP) (2)	Adjustments (1)(4)	Adjusted (Non-GAAP) (1)(2)(4)

Net sales	$8,287.1	$—	$8,287.1	$7,355.9	$—	$7,355.9

Cost of sales	5,654.2	(33.5)	5,620.7	5,241.2	(111.2)	5,130.0

Gross profit	2,632.9	33.5	2,666.4	2,114.7	111.2	2,225.9
Selling, general and administrative expenses	1,960.0	(234.0)	1,726.0	1,519.8	(89.7)	1,430.1
Restructuring costs, net	7.7	(7.7)	—	22.0	(22.0)	—
Impairment of goodwill, intangibles and other assets	25.4	(25.4)	—	—	—	—

Operating earnings	639.8	300.6	940.4	572.9	222.9	795.8
Interest expense, net	210.3	(33.6)	176.7	195.4	(16.1)	179.3
Loss on early extinguishment of debt	56.7	(56.7)	—	25.9	(25.9)	—

Income before taxes	372.8	390.9	763.7	351.6	264.9	616.5
Income tax provision	130.3	121.7	252.0	147.7	55.7	203.4

Net income	$242.5	$269.2	$511.7	$203.9	$209.2	$413.1

Earnings per share:
Basic	$1.31		$2.76	$1.20		$2.42
Diluted	$1.28		$2.70	$1.18		$2.39

Weighted average shares outstanding:
Basic	185.3		185.3	170.6		170.6
Diluted	189.8		189.8	172.5		172.5

See Notes to Earnings Release attached

JARDEN CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

(in millions)

	December 31, 2014	December 31, 2013
Assets:
Cash and cash equivalents	$1,164.8	$1,128.5
Accounts receivable, net	1,277.9	1,196.1
Inventories	1,504.7	1,411.9
Deferred taxes on income	166.2	185.7
Prepaid expenses and other current assets	204.4	161.3

Total current assets	4,318.0	4,083.5

Property, plant and equipment, net	849.9	852.6
Goodwill	2,880.2	2,620.3
Intangible assets, net	2,598.5	2,393.0
Other assets	152.7	146.7

Total assets	$10,799.3	$10,096.1

Liabilities and stockholders’ equity:
Short-term debt and current portion of long-term debt	$594.9	$655.1
Accounts payable	809.9	664.2
Accrued salaries, wages and employee benefits	195.1	192.6
Other current liabilities	477.3	527.5

Total current liabilities	2,077.2	2,039.4

Long-term debt	4,464.0	4,087.3
Deferred taxes on income	1,222.1	1,065.3
Other non-current liabilities	426.7	354.4

Total liabilities	8,190.0	7,546.4

Total stockholders’ equity	2,609.3	2,549.7

Total liabilities and stockholders’ equity	$10,799.3	$10,096.1

See Notes to Earnings Release attached

JARDEN CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(in millions)

	Quarters ended		Years ended
	December 31, 2014	December 31, 2013	December 31, 2014	December 31, 2013
Cash flows from operating activities:
Net income	$78.1	$37.0	$242.5	$203.9
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	50.3	50.1	191.1	165.9
Impairment of goodwill, intangibles and other assets	25.4	—	25.4	—
Venezuela devaluation-related charges	150.9	—	150.9	27.4
Stock-based compensation	9.0	45.9	49.7	95.8
Excess tax benefits from stock-based compensation	(2.8)	(0.2)	(38.0)	(11.6)
Other non-cash items	(19.0)	(19.0)	(10.0)	—
Changes in operating assets and liabilities, net of effects from acquisitions:
Accounts receivable	56.5	129.7	(109.1)	16.9
Inventory	256.0	390.8	(75.6)	103.9
Accounts payable	48.4	(48.8)	160.0	4.5
Other current assets and liabilities	24.1	19.8	40.1	61.8

Net cash provided by operating activities	676.9	605.3	627.0	668.5

Cash flows from financing activities:
Net change in short-term debt	(27.3)	113.3	25.4	102.0
Proceeds from issuance of long-term debt	660.0	746.3	1,764.8	1,273.4
Payments on long-term debt	(658.4)	(31.7)	(1,248.0)	(407.7)
Issuance/(repurchase) of common stock, net	(15.8)	(19.2)	(285.3)	450.5
Excess tax benefits from stock-based compensation	2.8	0.2	38.0	11.6
Debt issue costs	(3.3)	(7.4)	(21.4)	(19.8)
Other	0.2	—	(8.0)	(4.4)

Net cash (used in) provided by financing activities	(41.8)	801.5	265.5	1,405.6

Cash flows from investing activities:
Additions to property, plant and equipment	(52.9)	(95.4)	(202.1)	(211.0)
Acquisition of businesses, net of cash acquired	1.4	(1,807.4)	(517.4)	(1,820.1)
Other	3.4	65.9	8.0	73.7

Net cash used in investing activities	(48.1)	(1,836.9)	(711.5)	(1,957.4)

Effect of exchange rate changes on cash and cash equivalents	(128.5)	(1.7)	(144.7)	(22.3)

Net increase (decrease) in cash and cash equivalents	458.5	(431.8)	36.3	94.4
Cash and cash equivalents at beginning of period	706.3	1,560.3	1,128.5	1,034.1

Cash and cash equivalents at end of period	$1,164.8	$1,128.5	$1,164.8	$1,128.5

Supplemental cash disclosure:
Interest paid			$182.8	$180.4
Make-whole interest			42.3	12.3
Taxes paid			126.1	72.4

See Notes to Earnings Release attached

JARDEN CORPORATION

NET SALES AND OPERATING EARNINGS BY SEGMENT (Unaudited)

(in millions)

	Branded Consumables	Consumer Solutions	Outdoor Solutions	Process Solutions	Intercompany Elimination (a)	Total Operating Segments	Corporate/ Unallocated	Consolidated
Quarter ended December 31, 2014
Net sales	$919.4	$809.6	$621.1	$108.5	$(20.6)	$2,438.0	$—	$2,438.0

Segment earnings (loss)	$205.0	$168.1	$59.1	$9.6	$—	$441.8	$(31.0)	$410.8

Adjustments to reconcile to reported operating earnings (loss):
Fair market value adjustment to inventory	(0.6)	(9.2)	—	—	—	(9.8)	—	(9.8)
Restructuring costs, net	(3.6)	(0.3)	(0.7)	—	—	(4.6)	—	(4.6)
Acquisition-related and other costs, net (b)	(10.5)	31.9	(23.6)	—	—	(2.2)	(4.4)	(6.6)
Foreign exchange-related charges (c)	—	—	—	—	—	—	(157.7)	(157.7)
Impairment of goodwill, intangibles and other assets	(13.9)	(0.7)	(9.9)	(0.9)	—	(25.4)	—	(25.4)
Depreciation and amortization	(22.3)	(10.0)	(13.3)	(3.0)	—	(48.6)	(1.7)	(50.3)

Operating earnings (loss)	$154.1	$179.8	$11.6	$5.7	$—	$351.2	$(194.8)	$156.4

	Branded Consumables	Consumer Solutions	Outdoor Solutions	Process Solutions	Intercompany Elimination (a)	Total Operating Segments	Corporate/ Unallocated	Consolidated
Quarter ended December 31, 2013
Net sales	$823.5	$696.8	$617.8	$96.4	$(18.9)	$2,215.6	$—	$2,215.6

Segment earnings (loss)	$188.7	$119.2	$48.7	$8.6	$—	$365.2	$(26.5)	$338.7

Adjustments to reconcile to reported operating earnings (loss):
Fair market value adjustment to inventory	(78.9)	—	—	—	—	(78.9)	—	(78.9)
Restructuring costs, net	(7.0)	(0.3)	(10.3)	—	—	(17.6)	—	(17.6)
Acquisition-related and other costs, net	(6.5)	(1.4)	(25.1)	—	—	(33.0)	22.2	(10.8)
Stock compensation adjustment	—	—	—	—	—	—	(38.8)	(38.8)
Depreciation and amortization	(22.3)	(8.8)	(15.2)	(2.9)	—	(49.2)	(0.9)	(50.1)

Operating earnings (loss)	$74.0	$108.7	$(1.9)	$5.7	$—	$186.5	$(44.0)	$142.5

(a)	Intersegment sales are recorded at cost plus an agreed-upon intercompany profit on intersegment sales.
(b)	Includes a gain of $38.7 million related to the sale of an Asian manufacturing operation in the Consumer Solutions segment.
(c)	Foreign exchange-related losses on Venezuela balance sheet remeasurement charge and cash conversion costs in 2014.

JARDEN CORPORATION

NET SALES AND OPERATING EARNINGS BY SEGMENT (Unaudited)

(in millions)

	Branded Consumables	Consumer Solutions	Outdoor Solutions	Process Solutions	Intercompany Elimination (a)	Total Operating Segments	Corporate/ Unallocated	Consolidated
Year ended December 31, 2014
Net sales	$2,993.6	$2,211.6	$2,739.2	$427.5	$(84.8)	$8,287.1	$—	$8,287.1

Segment earnings (loss)	$520.6	$358.0	$302.3	$52.0	$—	$1,232.9	$(128.9)	$1,104.0

Adjustments to reconcile to reported operating earnings (loss):
Fair market value adjustment to inventory	(2.1)	(21.3)	—	—	—	(23.4)	—	(23.4)
Restructuring costs, net	(3.6)	(1.8)	(2.3)	—	—	(7.7)	—	(7.7)
Acquisition-related and other costs, net (b)	(19.6)	27.8	(41.1)	—	—	(32.9)	(9.1)	(42.0)
Foreign exchange-related charges (c)	—	—	—	—	—	—	(174.6)	(174.6)
Impairment of goodwill, intangibles and other assets	(13.9)	(0.7)	(9.9)	(0.9)	—	(25.4)	—	(25.4)
Depreciation and amortization	(86.1)	(32.4)	(55.6)	(11.3)	—	(185.4)	(5.7)	(191.1)

Operating earnings (loss)	$395.3	$329.6	$193.4	$39.8	$—	$958.1	$(318.3)	$639.8

	Branded Consumables	Consumer Solutions	Outdoor Solutions	Process Solutions	Intercompany Elimination (a)	Total Operating Segments	Corporate/ Unallocated	Consolidated
Year ended December 31, 2013
Net sales	$2,266.6	$2,040.0	$2,724.4	$403.6	$(78.7)	$7,355.9	$—	$7,355.9

Segment earnings (loss)	$411.1	$307.2	$298.4	$51.7	$—	$1,068.4	$(132.4)	$936.0

Adjustments to reconcile to reported operating earnings (loss):
Fair market value adjustment to inventory	(82.4)	—	(7.4)	—	—	(89.8)	—	(89.8)
Restructuring costs, net	(7.0)	(3.3)	(11.7)	—	—	(22.0)	—	(22.0)
Acquisition-related and other costs, net	(7.4)	(1.4)	(25.9)	—	—	(34.7)	17.1	(17.6)
Foreign exchange-related charges (c)	—	—	—	—	—	—	(29.0)	(29.0)
Stock compensation adjustment	—	—	—	—	—	—	(38.8)	(38.8)
Depreciation and amortization	(60.8)	(32.5)	(57.3)	(11.3)	—	(161.9)	(4.0)	(165.9)

Operating earnings (loss)	$253.5	$270.0	$196.1	$40.4	$—	$760.0	$(187.1)	$572.9

(a)	Intersegment sales are recorded at cost plus an agreed-upon intercompany profit on intersegment sales.
(b)	Includes a gain of $38.7 million related to the sale of an Asian manufacturing operation in the Consumer Solutions segment.
(c)	Foreign exchange-related losses on Venezuela balance sheet remeasurement charge and cash conversion costs in 2014. Venezuela devaluation-related charges in 2013.

JARDEN CORPORATION

NOTES TO EARNINGS RELEASE

Note 1: Adjustments relate to items that are excluded from the “As Reported” results to arrive at the “Adjusted” results for the quarters and years ended December 31, 2014 and 2013.

For the quarter ended December 31, 2014, adjustments to net income included $9.8 million associated with the manufacturer’s profit in inventory charged to cost of sales, which is the purchase accounting fair value adjustment to inventory associated with prior period acquisitions; net $4.6 million of restructuring costs primarily associated with international operations; net $6.6 million of acquisition-related and other costs, primarily associated with the rationalization of international manufacturing facilities and acquisition transaction costs, including a $38.7 million gain from sale of an Asian manufacturing operation of Consumer Solutions; $157.7 million of Venezuela foreign exchange-related losses primarily associated with a balance sheet remeasurement charge and cash conversion costs; $8.7 million of amortization of acquired intangible assets; $25.4 million impairment of intangible assets; $9.4 million of non-cash original issue discount amortization on convertible notes; and $2.3 million related to the loss on early extinguishment of debt. Also included in the adjustments to net income for the quarter ended December 31, 2014 is the tax provision adjustment of $82.9 million, which reflects the normalization of the adjusted results to the Company’s 2014 estimated 33% effective tax rate.

For the quarter ended December 31, 2013, adjustments to net income included $78.9 million associated with the manufacturer’s profit in inventory charged to cost of sales, which is the purchase accounting fair value adjustment to inventory associated with the Yankee Candle acquisition; $17.6 million of restructuring costs associated with international operations; $1.8 million of accelerated depreciation primarily associated with the rationalization of international manufacturing facilities; $33.0 million of acquisition-related and other costs primarily associated with acquisition transaction costs and rationalization of international manufacturing facilities; $22.2 million net gain, primarily associated with the gain on sale of an investment; $38.8 million of a non-cash stock compensation adjustment, associated with certain restricted stock; $6.3 million of amortization of acquired intangible assets; and $4.9 million of non-cash original issue discount amortization on convertible notes. Also included in the adjustments to net income for the quarter ended December 31, 2013 is the tax provision adjustment of $28.9 million, which reflects the normalization of the adjusted results to the Company’s 2013 estimated 33% effective tax rate.

For the year ended December 31, 2014, adjustments to net income included $23.4 million associated with the manufacturer’s profit in inventory charged to cost of sales, which is the purchase accounting fair value adjustment to inventory associated with acquisitions; net $7.7 million of restructuring costs primarily associated with international operations; net $42.0 million of acquisition-related and other costs primarily associated with the rationalization of international manufacturing facilities and acquisition transaction costs, including a $38.7 million gain from sale of an Asian manufacturing operation of Consumer Solutions; $174.6 million of Venezuela foreign exchange-related losses primarily associated with a balance sheet remeasurement charge and cash conversion costs; $27.5 million of amortization of acquired intangible assets; $25.4 million impairment of intangible assets; $33.6 million of non-cash original issue discount amortization on convertible notes; and $56.7 million related to the loss on early extinguishment of debt. Also included in the adjustments to net income for the year ended December 31, 2014 is the tax provision adjustment of $121.7 million, which reflects the normalization of the adjusted results to the Company’s 2014 estimated 33% effective tax rate.

For the year ended December 31, 2013, adjustments to net income included $89.8 million associated with the manufacturer’s profit in inventory charged to cost of sales, which is the purchase accounting fair value adjustment to inventory, primarily associated with the Yankee Candle acquisition; $22.0 million of restructuring costs associated with international operations; $4.0 million of accelerated depreciation primarily associated with the rationalization of international manufacturing facilities; $29.0 million of Venezuela devaluation-related charges primarily attributable to the devaluation of the Venezuelan Bolivar in February 2013; $34.7 million of acquisition-related and other costs primarily associated with acquisition transaction costs and rationalization of international manufacturing facilities; $17.1 million net gain, primarily associated with the gain on sale of an investment; $38.8 million of a non-cash stock compensation adjustment, associated with certain restricted stock; $21.7 million of amortization of acquired intangible assets; $16.1 million of non-cash original issue discount amortization on convertible notes; and $25.9 million related to the loss on early extinguishment of debt. Also included in the adjustments to net income for the year ended December 31, 2013 is the tax provision adjustment of $55.7 million, which reflects the normalization of the adjusted results to the Company’s 2013 estimated 33% effective tax rate.

Note 2: All earnings per share and shares outstanding amounts have been adjusted to reflect the effects of the 3-for-2 splits of the Company’s outstanding shares of common stock that occurred during the fourth quarter of 2014 and during the first quarter of 2013.

Note 3: Organic net sales growth is a non-GAAP measure of net sales growth excluding the impacts of foreign exchange, certain acquisitions and exited businesses from year-over-year comparisons. The Company believes this measure provides investors with a more complete understanding of the underlying sales trends by providing net sales on a consistent basis. Organic net sales growth is also one of the measures used by management to analyze operating performance. The following table provides a reconciliation of organic net sales growth to the comparable GAAP measure of net sales growth for the quarter and year ended December 31, 2014:

	Quarter ended December 31, 2014		Year ended December 31, 2014
Reconciliation of Non-GAAP measure

Net sales growth	$222.4	10.0%	$931.2	12.7%
Foreign exchange impacts	64.7	3.0%	100.8	1.4%
(Acquisitions)/exited businesses and other, net	(34.7)	(1.6)%	(602.2)	(8.3)%

Organic net sales growth	$252.4	11.4%	$429.8	5.8%

Note 4: This earnings release contains non-GAAP financial measures that may not be directly comparable to other similarly titled measures used by other companies. For purposes of Regulation G, a non-GAAP financial measure is a numerical measure of a company’s historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statements of operations, balance sheets, or statements of cash flows of the Company; or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented. Pursuant to the requirements of Regulation G, the Company has provided reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures. These non-GAAP measures are provided because management of the Company uses these financial measures in monitoring and evaluating the Company’s ongoing financial results and trends. Management uses this non-GAAP information as an indicator of business performance, and evaluates overall management with respect to such indicators. Additionally, the Company uses non-GAAP financial measures because the Company’s credit agreement provides for certain adjustments in calculations used for determining whether the Company is in compliance with certain credit agreement covenants, including, but not limited to, non-cash impairment charges of goodwill, intangibles and other assets, adjustments relating to certain restructuring costs, acquisition-related and other costs, non-cash purchase accounting adjustments, the elimination of manufacturer’s profit in inventory, Venezuela hyperinflationary and foreign exchange-related charges, non-cash stock-based compensation costs, gain (loss) on sale of certain assets, loss on early extinguishment of debt, non-cash original issue discount amortization and other items, as applicable. Adjusted gross margin is calculated by dividing adjusted gross profit by net sales. Segment earnings (As Adjusted EBITDA) margin is calculated by dividing segment earnings (As Adjusted EBITDA) by net sales. Adjusted selling, general and administrative expenses (SG&A) margin is calculated by dividing adjusted SG&A by net sales. Adjusted net interest expense is calculated by deducting original issue discount amortization from net interest expense. Adjusted income tax provision is calculated by adding the income tax provision adjustment, which reflects the normalization of the adjusted results to the Company’s estimated effective tax rate, to the income tax provision. These non-GAAP measures should be considered in addition to, but not as a substitute for, measures of financial performance prepared in accordance with GAAP.

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